File No. 33-83072
                                        (which also constitutes a post-effective
                                   amendment to File Nos. 33-76950 and 33-63341)
                                                Filed pursuant to Rule 424(b)(3)



                              ALFACELL CORPORATION


                                SUPPLEMENT NO. 2
                     TO PROSPECTUS DATED SEPTEMBER 13, 1996
          RELATING TO 3,767,787 SHARES OF COMMON STOCK, $.001 PAR VALUE


     On December 5, 1996 the Company's Common Stock commenced trading on the NASDAQ SmallCap Stock Market Securities system.


     All initially capitalized terms used herein shall have the same meaning as specified in the Prospectus.


                The date of this Supplement is December 10, 1996


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